UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 6, 2006
BIOGEN IDEC INC.
(Exact name of registrant as specified in its charter)
DELAWARE

(State or other jurisdiction of incorporation)

0-19311	33-0112644

(Commission File Number)	(IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts	02142

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (617) 679-2000.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
SIGNATURES

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On December 6, 2006, the Board of Directors of Biogen Idec Inc. (the “Company”) designated Michael F. MacLean as the principal accounting officer of the Company. Mr. MacLean will serve until his successor is named. Mr. MacLean, 41, joined the Company on October 2, 2006 as Senior Vice President. Prior to joining the Company, Mr. MacLean was a managing director of Huron Consulting, where he provided support to management and boards of directors regarding financial reporting of Fortune 500 companies. From June 2002 to October 2005, Mr. MacLean was a partner at KPMG and he was a partner of Arthur Anderson LLP from September 1999 to May 2002.
     Under the terms of an offer letter that Mr. MacLean entered into when he joined the Company, his base salary will be $350,000 and he is eligible to participate in the Company’s annual bonus plan with a target bonus of 40% of his annualized base salary. During the first year of employment, any bonus payable to Mr. MacLean will be prorated based upon his start date. Mr. MacLean was also given a one-time cash bonus of $150,000. If during the next three years Mr. MacLean voluntarily terminates his employment with the Company or the Company terminates his employment For Cause (as defined in the Biogen Idec Omnibus Equity Plan) or for poor performance, he will be required to pay the Company a pro rata portion of the after-tax amount of the bonus.
     The offer letter also provides for Mr. MacLean to receive 3,000 restricted stock units and an option to purchase 7,500 shares of the Company’s common stock on the first trading day of the month following his first day of employment. The restricted stock units will vest and convert into shares of the Company’s common stock at a rate of 1/3 per year for three years, beginning on the first anniversary of the grant. The exercise price of the option is equal to the closing price of the Company’s stock as reported on the Nasdaq National Market on the grant date, and the option will vest equally over four years at a rate of 25% per year, beginning on the first anniversary of the grant date.
     Mr. MacLean is also entitled to receive a severance benefit equal to [nine] month’s annual cash compensation and group medical and dental insurance if his employment with the Company is terminated other than for cause. In addition, in connection with any change in control of the Company, he is entitled to reimbursement of any excise taxes he incurs as a result of Section 280G of the Internal Revenue Code.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN IDEC INC.
/s/ Susan H. Alexander
Susan H. Alexander
Executive Vice President, General Counsel, Secretary

Date: December 12, 2006